UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

DORAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31579	66-0312162
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico	00920-2717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 474-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 12, 2014, the Board of Directors (the “Board”) of Doral Bank, the wholly-owned subsidiary of Doral Financial Corporation (“Doral”), was notified in a letter (the “Letter”) from the Federal Deposit Insurance Corporation (the “FDIC”) that Doral Bank falls within the “undercapitalized” capital category within the meaning of the Prompt Corrective Action (“PCA”) provisions of the Federal Deposit Insurance Act (the “Act”) as of June 9, 2014, the date Doral Bank filed its amended Report of Condition and Income Report for the quarter ended March 31, 2014 (the “Call Report”). In the Call Report, Doral Bank reported that as of March 31, 2014, its Tier 1 Leverage Ratio is 4.80%, its Tier 1 Risk-Based Capital Ratio is 6.35% and its Total Risk-Based Capital Ratio is 7.61%. Doral Bank’s capital category is determined solely for the purposes of applying PCA and the capital category may not constitute an accurate description of Doral Bank’s overall financial condition or prospects.

As a result of being “undercapitalized” for PCA purposes, Doral Bank is required to file a written capital restoration plan acceptable to the FDIC within 45 days of receipt of the Letter, or by July 27, 2014. This requirement does not change the due dates for the submission of recapitalization plans required under the consent order dated August 8, 2012 (the “Consent Order”) that Doral Bank entered into with the FDIC and the Office of the Commissioner of Financial Institutions of Puerto Rico. Pursuant to the Consent Order, in the event any capital ratio falls below the minimum required by the Consent Order, Doral Bank shall, within 60 days, increase capital in an amount sufficient to comply with the minimum capital ratios or submit a contingency plan for the sale, merger or liquidation of Doral Bank. Doral Bank is required to submit this contingency plan by July 7, 2014, which represents 60 days from the receipt of the FDIC’s May 8, 2014 letter to the Board.

In addition to other restrictions and prohibitions applicable to depository institutions that are “undercapitalized” for PCA purposes, Doral Bank is subject to restrictions on (i) capital distributions, (ii) the payment of management fees, (iii) asset growth and (iv) without prior approval by the FDIC, (1) acquiring any interest in any company or insured depository institution, (2) establishing or acquiring any additional branch office or (3) engaging in any new line of business. Furthermore, Doral Bank is not permitted to accept, renew or roll over any brokered deposits. Doral Bank is also subject to certain restrictions on the interest rates paid on deposits, including that, without prior approval by the FDIC, Doral Bank may not pay an interest rate on any type of deposit that exceeds the national average for that type of deposit by more than 0.75%. In addition, in the case of deposits accepted from outside Doral Bank’s normal market area, Doral Bank may not pay a rate of interest which exceeds the national rate cap for that type of deposit.

The Letter also reiterates a number of restrictions already imposed on Doral Bank by the FDIC, including that, because Doral Bank is deemed to be in “troubled condition” as defined under section 303.101(c) of the FDIC’s Rules and Regulations, Doral Bank must provide the FDIC with 30 days prior written notice of any additions to, or replacements of, any member of the Board, or the employment of any person as a senior executive officer of Doral Bank, or a change in responsibilities of any senior executive officer such that the person would assume a different senior executive officer position. The “troubled condition” designation also prohibits or limits certain golden parachute agreements and payments.

Doral and Doral Bank are diligently continuing to work to evaluate and pursue strategic alternatives. There can be no assurance that Doral or Doral Bank will be successful in effecting its transformation plans during 2014 including its previously announced plans regarding assets sales and changes in its capital structure sufficient to address existing regulatory concerns and directives.

Doral Bank remains a member of the FDIC, and deposits with Doral Bank remain insured by the FDIC up to the legal maximum insurance limit, currently $250,000 per depositor, per deposit category.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995, as amended. In addition, Doral may make forward-looking statements in its other press releases, filings with the SEC or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others.

These forward-looking statements may relate to Doral’s financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, statements with respect to the adequacy of the allowance for loan and lease losses, delinquency trends, market risk and the impact of general economic conditions, interest rate changes, capital markets conditions, capital adequacy and liquidity, and the effect of legal or regulatory proceedings, tax legislation and tax rules, deferred tax assets and related reserves, the ability to collect the tax receivables due to Doral or its subsidiaries from Puerto Rico, compliance and regulatory matters and new accounting standards and guidance on Doral’s financial condition and results of operations. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, but instead represent Doral’s current expectations regarding future events. Such forward-looking statements may be generally identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “expect,” “predict,” “forecast,” “anticipate,” “plan,” “outlook,” “target,” “goal,” and similar expressions and future conditional verbs such as “would,” “should,” “could,” “might,” “can” or “may” or similar expressions.

Doral cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent Doral’s expectations of future conditions or results and are not guarantees of future performance. Doral does not undertake and specifically disclaims any obligations to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements other than as required by law, including the requirements of applicable securities laws.

Forward-looking statements are, by their nature, subject to risks and uncertainties and changes in circumstances, many of which are beyond Doral’s control. Risk factors and uncertainties that could cause Doral’s actual results to differ materially from those described in forward-looking statements can be found in Doral’s 2013 Form 10-K, which was filed with the SEC on March 21, 2014 and is available on Doral’s website at www.doralbank.com, as updated from time to time with Doral’s periodic and other reports filed and to be filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: June 19, 2014	By:	/s/ David E. Hooston
David E. Hooston
Executive Vice President and Chief Financial Officer